Coinmach Service Corp. Announces Fiscal Third Quarter 2007
Financial Results

PLAINVIEW, N.Y., February 1, 2007 — Coinmach Service Corp. (the “Company”) (Amex: “DRY”, “DRA”), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, today reported its quarterly financial results for the quarter ended December 31, 2006.

“I am pleased to announce the third quarter financial results for Coinmach Service Corp.’s 2007 fiscal year which represent the highest EBITDA and Cash Flow Before IDS Distribution since our November 2004 IPO.   For the quarter, revenue improved by approximately 2% and EBITDA improved by approximately 4% over the corresponding prior year period.  Net Cash Flow before IDS distributions and common stock dividends improved this quarter by approximately 11% over the same quarter last year.  Additionally, Net Cash Flow available to pay future IDS distributions and common stock dividends improved by $2.4 million over the prior year demonstrating our ability to fund dividends and reduce leverage,” said Stephen Kerrigan, the Company’s Chairman and Chief Executive Officer.

Mr. Kerrigan continued, “Several factors have contributed to the continuing overall improvement in financial results.  In the route operations, same store sales continue to improve due to ongoing occupancy rate improvements coupled with pricing strategies implemented throughout the Company’s diverse operating regions.  Additionally, the acquisition of American Sales, Inc. (“ASI”) in April 2006 is contributing to the improved financial performance.   Appliance Warehouse, our rental equipment division, continues to grow, generating record quarterly revenues and EBITDA.  Finally, we have improved the margins of our distribution business, Super Laundry, which reflect the restructuring efforts implemented this past year.”

“Given the Company’s financial performance for the nine months ended December 31, 2006, we are optimistic that during the remainder of the 2007 fiscal year, we will continue to build upon the financial improvements reported to date.  In that regard, we intend to continue the emphasis on pricing strategies to drive same store sales improvements.  Additionally, we anticipate that the integration and resulting expansion of ASI will contribute to the improved financial results as the college and university bidding season approaches in early fiscal 2008.  Finally, we expect to expand Appliance Warehouse in coming months into two new operating regions which should enhance growth in revenues and cash flow at our rental operations.”

“As for other efforts, I am pleased to report that the launch of our new consolidated service and dispatch center in Dallas, Texas continues, as we introduce the new systems and services to our regional route operations.  While the launch has been delayed by a matter of a few months, we expect to realize the anticipated benefits of this exciting initiative in the 2008 fiscal year.”

As of December 31, 2006, the Company had outstanding (i) approximately 13.3 million IDS units, each unit representing one share of the Company’s Class A common stock and an 11% senior secured note due 2024 with a principal amount of $6.14, and (ii) approximately 29.3 million shares of Class A common stock, of which approximately 16.0 million shares were held separate and apart from the IDSs.

The Company’s board of directors has approved a dividend on shares of its Class A common stock of approximately $0.206 per share of Class A common stock payable on March 1, 2007 to holders of record on February 26, 2007, which together with an interest payment of approximately $0.169 on the underlying 11% senior secured note payable to holders of record on February 26, 2007 will aggregate $0.375 per IDS.

The Class A common stock dividend represents the Company’s ninth consecutive quarterly dividend payment, consistent with the Company’s dividend policy.

Results for the Quarter and Nine Months Ended December 31, 2006 and 2005

Net Cash Flow before IDS distributions and dividends was $14.9 million for the quarter ended December 31, 2006 as compared to $13.4 million for the quarter ended December 31, 2005. Net Cash Flow before IDS distributions and dividends was $38.8 million for the nine months ended December 31, 2006 as compared to $31.8 million for the nine months ended December 31, 2005.

The following table reflects the computation of Net Cash Flow* (in millions):

	Quarter ended December 31,		Nine Months ended December 31,
	2006	2005 (2)	2006	2005 (2)
Consolidated EBITDA*:	$43.1	$41.4	$125.4	$120.6
Less:
Interest Expense from Third party notes and other	11.7	12.4	34.6	36.6
Capital Expenditures (1)	15.3	13.6	48.6	47.7
Capital Expenditures relating to technology upgrades	1.2	2.0	3.4	4.5

Net Cash Flow before IDS distributions and dividends	14.9	13.4	38.8	31.8

IDS interest distributions	2.3	3.2	6.8	9.6
Dividends-Class A Common Stock	6.0	6.0	18.0	13.8

Net Cash Flow	$6.6	$4.2	$14.0	$8.4

*Consolidated EBITDA for the Fiscal 2007 periods exclude transaction costs related to the Company’s purchase of a portion of its 11% senior secured notes in April 2006. Consolidated EBITDA for the Fiscal 2006 periods exclude transaction costs related to the Company’s refinancing of its credit facility in December 2005. For information regarding the Company’s use of Net Cash Flow and EBITDA and for reconciliations of such non-GAAP measures to net income (loss) and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

(1) Represents cash used in investing activities excluding acquisition of net assets for the periods presented.
(2) The periods ended December 31, 2005 and December 31, 2006 are not comparable due to the timing of the Class A offering and the tender offer which occurred in the fourth quarter of the 2006 Fiscal Year.

The following discussion of operating results focuses on revenue and EBITDA for each of the Company’s operating segments. For information regarding the Company’s use of EBITDA and for reconciliations to net income (loss) and cash flow from operating activities, refer to “Presentation of Non-GAAP Financial Information” below, including the tables attached hereto.

	Quarter ended December 31,		Nine Months ended December 31,
	2006	2005	2006	2005
Revenue:

Route business	$125.4	$122.1	$369.3	$358.6
Rental business	9.6	9.2	28.9	26.8
Distribution business	6.0	7.4	18.4	19.5

Total	141.0	138.7	416.6	404.9

EBITDA:

Route business	$41.2	$40.7	$120.3	$118.2
Rental business	4.4	4.0	12.8	11.2
Distribution business	0.6	0.2	1.5	0.6
Corporate	(3.1)	(3.5)	(9.2)	(9.4)

Total	43.1	41.4(1)	125.4(2)	120.6(1)

Capital Expenditures: (3)

Route business	$14.9	$13.1	$46.5	$43.4
Rental business	0.5	0.8	2.2	4.4
Distribution business	—	0.1	—	0.2
Corporate (4)	1.1	1.6	3.3	4.2

Total	16.5	15.6	52.0	52.2

(1) Excludes transaction costs relating to the Company’s refinancing of its credit facility in December 2005.

(2) Excludes transaction costs relating to the repurchase in April 2006 of approximately $5.6 million principal amount of the Company’s 11% senior secured notes.

(3) Represents cash used in investing activities excluding acquisition of net assets for the periods presented.

(4) Includes expenditures for technology upgrades related primarily to the ongoing consolidated service and dispatch center, along with other field service management and collection systems for the periods presented.

“As of December 31, 2006, we are extremely proud to have returned in excess of $67 million of interest and dividends to our investors since the IPO in November 2004.  Improvements in cash flow have enabled us to make those distributions, along with funding the technology investment and the acquisition of ASI while reducing indebtedness and maintaining strong liquidity.   To that end, at December 31, 2006, we had a cash balance in excess of $38 million, along with revolver availability of approximately $68 million.  As such, we are pleased with our financial performance, but remain focused on continuous improvements in our three operating divisions, while completing the technology upgrade project and investigating potential acquisitions”, stated Mr. Stephen Kerrigan.

Mr. Kerrigan continued, “For the quarter ended December 31, 2006, consolidated revenue increased by $2.3 million with improved EBITDA and cash flow of $1.7 million and $0.8 million, respectively, from the December 31, 2005 period.    Similarly, for the nine months ended December 31, 2006 versus 2005, consolidated revenue increased by $11.7 million with improved EBITDA of $4.8 million and improved cash flow of $5.0 million.”

“On an operating division level, the route operations remained steady, reporting increased revenue of $3.3 million and $0.5 million of improved EBITDA for the quarter over quarter period ended December 31, 2006 and 2005, respectively.  However, cash flow for the comparable period declined by $1.3 million which is attributed to the timing of capital expenditures.  For for the nine month period ended December 31, 2006, the route operations reported increased revenue of $10.7 million with $2.1 million of improved EBITDA, but a $1.0 million decline in cash flow as compared to the prior year period.  The rental division generated revenue and EBITDA growth of approximately 4% and 10%, respectively, for the quarter ended December 31, 2006 and 2005.  In terms of the nine month period ended December 31st, 2006 versus 2005, rental revenue grew by 8% with EBITDA growth of approximately 14%.  The distribution division has recorded improved financial results, reflecting the efforts to restructure its operations to improve EBITDA and resulting cash flow.  On a consolidated basis, corporate expenses decreased by approximately $0.4 million quarter over quarter due to the timing of public company expenses.  In addition, financial results had been affected by costs associated with efforts and procedures required to comply with Sarbanes Oxley.  Excluding expenditures related to acquisitions and the technology upgrades, consolidated capital expenditures increased by approximately $1.7 million this quarter as compared to the same quarter last year.”

Earnings Conference Call

The Company has scheduled a conference call for Friday February 2, 2007, at 10:00 a.m. Eastern Standard Time to discuss its fiscal third quarter 2007 financial results. Hosting the call will be Stephen R. Kerrigan, the Company’s Chairman and Chief Executive Officer, and Robert M. Doyle, the Company’s Chief Financial Officer. Interested parties may participate by accessing the teleconference via a webcast on the Company’s Investor Relations page, www.coinmachservicecorp.com, or by dialing 1-877-704-5379 (1-913-312-1293) for international callers) and using the pass code 7951480 approximately 5 minutes before the start of the call. The call will be open to the public with a question and answer session at the end of the call. A replay of the conference call will be available for 7 days on the Company’s Investor Relations page or by dialing 1-888-203-1112 (1-719-457-0820) for international callers) and using the pass code 7951480.

About Coinmach Service Corp.

Coinmach Service Corp., through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. The Company’s core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.

Presentation of Non-GAAP Financial Information

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles). Net Cash Flow is defined as consolidated EBITDA less capital expenditures (including property, plant and equipment) and interest expense. Management believes Net Cash Flow (after capital and interest) is a useful measure of the Company’s ability, subject to restrictions contained in its debt agreements and those of its subsidiaries and applicable law, to pay dividends on its common stock. EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate its ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by the Company as a measure of evaluating the performance of its three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. The Company uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in its financial reporting. The Company’s use of Net Cash Flow and EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that Net Cash Flow and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, such measures may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA to Net Cash Flow and EBITDA to net income (loss) and cash flow provided from operating activities are included in the attached tables.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates”, “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Quarter ended December 31,		Nine Months ended December 31,
	2006	2005	2006	2005
Revenues	$140,971	$138,744	$416,566	$404,894

Operating, general and administrative expense	97,832	97,338	291,170	283,940
Depreciation and amortization	18,874	19,027	55,887	56,887
Amortization of advance location payments	4,900	5,015	14,702	14,188
Amortization of intangibles	3,560	3,514	10,680	10,485
Other items, net	—	—	—	310

	125,166	124,894	372,439	365,810
Operating income	15,805	13,850	44,127	39,084

Interest expense	13,999	15,570	41,359	46,216
Transaction costs	—	2,620	845	2,620

Income (loss) before income taxes	1,806	(4,340)	1,923	(9,752)
Provision (benefit) for income taxes	946	(1,674)	1,271	(3,823)

Net income (loss)	$860	$(2,666)	$652	$(5,929)

COINMACH SERVICE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
(in thousands)

	Quarter ended December 31,		Nine Months ended December 31,
	2006	2005	2006	2005
Net income (loss)	$860	$(2,666)	$652	$(5,929)
Depreciation and amortization	27,334	27,556	81,269	81,560
Provision (benefit) for income taxes	946	(1,674)	1,271	(3,823)
Interest expense	13,999	15,570	41,359	46,216

EBITDA (1)	43,139	38,786	124,551	118,024
Add back transaction costs:	—	2,620	845	2,620

EBITDA (excluding transaction costs)	$43,139	$41,406	$125,396	$120,644

RECONCILIATION OF CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO EBITDA
(in thousands)

	Quarter ended December 31,		Nine Months ended December 31,
	2006	2005	2006	2005
Cash flow provided by operating activities	$28,107	$32,465	$87,517	$84,473
Provision (benefit) for income taxes	946	(1,674)	1,271	(3,823)
Interest expense	13,999	15,570	41,359	46,216
Loss on redemption of 11% senior notes	—	—	(831)	—
Loss on redemption of credit facility	—	(1,700)	—	(1,700)
Gain on sale of equipment	182	73	365	46
Stock-based compensation	(118)	—	(194)	(12)
Deferred income taxes	(440)	1,674	(384)	3,823
Amortization of deferred issue costs	(199)	(540)	(595)	(1,603)
Changes in assets and liabilities,
net of effects of business combination	662	(7,082)	(3,957)	(9,396)

EBITDA (1)	43,139	38,786	124,551	118,024
Add back transaction costs:	—	2,620	845	2,620

EBITDA (excluding transaction costs)	$43,139	$41,406	$125,396	$120,644

(1)	EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate the Company’s ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by management as a measure of evaluating the performance of the Company’s three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Management uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, management believes that presenting this non-GAAP financial measure provides consistency in our financial reporting. Management’s use of EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by U.S. generally accepted accounting principles) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by U.S. generally accepted accounting principles) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA may not be comparable to other similarly titled measures of other companies.

COINMACH SERVICE CORP.
SELECTED CONSOLIDATED CASH FLOW DATA
(in thousands)

	Nine months ended
	December 31,
	2006	2005
OPERATING ACTIVITIES:
Net income (loss)	$652	$(5,929)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	55,886	56,887
Amortization of advance location payments	14,702	14,188
Amortization of intangibles	10,681	10,485
Deferred income taxes	384	(3,823)
Amortization of deferred issue costs	595	1,603
Write-off of deferred issue costs	414	1,700
Premium on redemption of 11% senior secured notes due 2024	417	—
Gain on sale of equipment	(365)	(46)
Stock-based compensation	194	12
Change in operating assets and liabilities	3,957	9,396

Net cash provided by operating activities	87,517	84,473

INVESTING ACTIVITIES:
Additions to property, equipment and leasehold improvements	(42,398)	(43,431)
Advance location payments to location owners	(10,775)	(9,806)
Acquisition of net assets related to acquisition of businesses	(17,837)	(3,436)
Proceeds from sale of property and equipment	1,168	1,077

Net cash used in investing activities	(69,842)	(55,596)

FINANCING ACTIVITIES:
Repayments under credit facility	(1,725)	(240,507)
Proceeds from credit facility	—	230,000
Redemption of 11% senior secured notes due 2024	(5,649)	—
Payment of premium on 11% senior secured notes due 2024	(417)	—
Principal payments on capitalized lease obligations	(2,872)	(3,652)
Debt issuance costs	(9)	(3,225)
Cash dividends paid	(30,516)	(11,696)
Repayments to bank and other borrowings	(141)	(183)

Net cash used in financing activities	(41,329)	(29,263)

DECREASE IN CASH AND CASH EQUIVALENTS	(23,654)	(386)

CASH AND CASH EQUIVALENTS:
Beginning of period	62,008	57,271

End of period	$38,354	$56,885

COINMACH SERVICE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	December 31,	March 31,
	2006	2006
ASSETS:
Current assets:
Cash and cash equivalents	$38,354	$62,008
Receivables, net	6,610	5,635
Inventories	14,645	11,458
Prepaid expenses	6,041	4,375
Interest rate swap asset	933	2,615
Other current assets	1,701	1,796

Total current assets	68,284	87,887

Advance location payments	64,527	67,242
Property, equipment and leasehold improvements, net	245,396	252,398
Contract rights, net	298,348	296,912
Goodwill	208,496	206,196
Other assets	9,741	11,531

TOTAL ASSETS	$894,792	$922,166

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$37,536	$32,656
Accrued rental payments	34,319	33,044
Accrued interest	7,026	3,563
Current portion of long-term debt	5,601	11,151

Total current liabilities	84,482	80,414

Deferred income taxes	49,795	49,984
Long-term debt, less current portion	652,635	653,102

Total liabilities	786,912	783,500

Stockholders’ Equity:
Class A common stock, par value $0.01, authorized 100,000,000 shares; 29,246,141 shares issued and outstanding at December 31, 2006	292	291
Class B common stock, par value $0.01, authorized 100,000,000 shares; 23,374,450 shares issued and outstanding at December 31, 2006	234	234
Additional paid-in capital	389,801	389,616
Carryover basis adjustment	(7,988)	(7,988)
Accumulated other comprehensive income, net of tax	439	1,547
Accumulated deficit	(274,898)	(245,034)

Total stockholders’ equity	107,880	138,666

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$894,792	$922,166

Contact:

Coinmach Service Corp.
Robert M. Doyle, 516-349-8555

Source: Coinmach Service Corp.